RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
MAIDENFORM BRANDS, INC. 2005 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of the ___ day of ______, 2009 (the “Grant Date”), by and between Maidenform Brands, Inc.(the “Company”) and ___________ (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “Plan”), a copy of which has been delivered to the Participant, which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may grant to Eligible Employees shares of common stock of the Company, par value $0.01 per share (“Common Stock” or the “Shares”) in the amount set forth below;

WHEREAS, the Participant is an Eligible Employee under the Plan; and

WHEREAS, such Shares are to be subject to certain restrictions.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Participant _________ shares of validly issued Common Stock.  If the Participant is a new hire, to the extent required by law, the Participant shall pay the Company the par value ($0.01) for each Share awarded to the Participant simultaneously with the execution of this Agreement.  If the Participant is a continuing employee, the grant of this Award shall be deemed a bonus in consideration of past services to the extent of the aggregate par value of the Shares so awarded.  Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee or other service provider of the Company or its Affiliates.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.    Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.    Restricted Stock.

(a)    Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through uncertificated book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4 of this Agreement.  Such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.

(b)    Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property (as defined below) during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; (iv) any RS Property will be subject to the restrictions provided in Sections 3(c), 3(d) and 3(e); and (v) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c)    Treatment of Dividends and Other RS Property. In the event the Participant receives a dividend on the Restricted Stock or the Shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including those of Sections 3(d) and 3(e), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”  Unless otherwise determined by the Committee, any RS Property issued in the form of cash will not be reinvested in Shares and will be held uninvested and without interest until delivered to the Participant within 30 days of the end of the Restriction Period as determined by the Committee, if the related Restricted Stock becomes vested.

(d)    Vesting.

(i)    The Restricted Stock granted pursuant to Section 1 above shall vest and cease to be Restricted Stock (but shall remain subject to Section 5 of this Agreement) in equal annual installments on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., one-third per year), provided that the Participant has not incurred a Termination of Employment prior to the applicable vesting date.

(ii)    There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date; provided that no Termination of Employment has occurred prior to such date.

(iii)    In the event of a Termination of Employment without Cause or for Good Reason (as defined in the Participant’s employment agreement with the Company), or due to non-renewal by the Company of such employment agreement, or upon the Participant’s death or Disability (or term or concept of like import, as defined in the Participant’s employment agreement with the Company) (each, an “Acceleration Event”) prior to the fourth anniversary of the date of grant, then any remaining unvested Shares of Restricted Stock that would have vested if the Participant’s employment had continued for an additional twelve (12) months shall become vested on the date of such Acceleration Event and cease to be Restricted Stock (but shall remain subject to Section 5 of the Agreement).  The Shares of Restricted Stock will become fully vested on a Change in Control.

(iv)    When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(e)    Forfeiture.  The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid in cash by the Participant for such Shares, any and all unvested Restricted Shares upon the Participant’s Termination of Employment for any reason.  Additionally, in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and the Participant shall pay to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock which had vested in the period referred to above.

(f)    Withholding.  The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, any statutorily required withholding obligation may, as determined at the sole discretion of the Committee, be satisfied by delivery to the Company of Shares of Common Stock issuable under this Agreement equal to the statutorily required withholding obligation.

(g)    Section 83(b).  If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(h)    Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.

4. Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)    “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “Plan”) and an Award Agreement (“Award Agreement”) entered into between the registered owner and the Company.  Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(b)    Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to deliver a certificate representing the Restricted Stock prior to the vesting date set forth above.

5.    Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)    He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”), currently or at the time he or she desires to sell the Shares following the vesting of the Restricted Stock, and in this connection the Company is relying in part on his or her representations set forth in this section.

(b)    If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)    If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6.    No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.

7.    Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

8.    Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal, state or provincial law, the Committee may, issue the Shares in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9.    Rights as a Stockholder.  The Participant shall have all rights of a stockholder with respect to any Shares covered by the Restricted Stock, except with respect to the right to Transfer any Shares covered by the Restricted Stock during the Restriction Period or except as otherwise specifically provided for in this Agreement or the Plan.

10.    Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11.    Amendment.  To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.  The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for purposes of Section 409A of the Code.  With respect to any dividends and other RS Property, however, this Agreement is intended to comply with the applicable requirements of Section 409A of the Code relating to “short-term deferrals” thereunder, and shall be limited, construed and interpreted in a manner so as to comply therewith.

12.    Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Maidenform Brands, Inc.
485F US Hwy 1 South
Iselin, NJ 08830
Attention:  General Counsel

If to the Participant, to the address on file with the Company.

13.    Acceptance.  As required by Section 8.2(a) of the Plan, the Participant must accept this award of Restricted Stock by executing this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).  In the event that the Restricted Stock is not accepted within such time period, this Agreement shall be null and void ab initio and this award of Restricted Stock shall not be valid.

14.    Miscellaneous.

(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)    This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MAIDENFORM BRANDS, INC.

Date:_____________________	___________________________________

Date:_____________________	___________________________________
(Participant)